SEPTEMBER 1, 2016

                             FIRST AMENDMENT TO THE
                             SUB-ADVISORY AGREEMENT
                                 BY AND BETWEEN
                           CORNERSTONE ADVISORES INC.
                                      AND
                     KAYNE ANDERSON CAPITAL ADVISORS, L.P.

This First Amendment (this "Amendment") to the Sub-Advisory Agreement (the "Agreement") dated as of May 1, 2014, by and between Cornerstone Advisors Inc., ("Adviser") and Kayne Anderson Capital Advisors, L.P. ("Sub-Adviser") is entered into as of September 1, 2016 (the "Effective Date") by the Adviser and Sub-Adviser pursuant to Section 11 of the Sub-Advisory Agreement.

The Agreement is hereby amended as follows:

(1) Schedule A to the Agreement is amended and restated in its entirety as set forth on the attached Schedule A.

Except as amended hereby, the Agreement shall remain unchanged and shall be in full force and effect.

This Amendment is intended to take effect on the Effective Date.

EXECUTED AND AGREED TO by the parties as of the date first written above by their duly authorized representatives:

MANAGER:                                          CORNERSTONE ADVISORS, INC.
KAYNE ANDERSON CAPITAL ADVISORS, L.P.

By: /s/ David Shladovsky                          By: /s/ Bruce  Duff
    --------------------                              ---------------
Name: David Shladovsky                            Name: Bruce Duff
Title: General Counsel                            Title: Chief Operating Officer



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                                    AMENDED
                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                    BETWEEN
                           CORNERSTONE ADVISORS INC.
                                      AND
                     KAYNE ANDERSON CAPITAL ADVISORS, L.P.
                     (AMENDED EFFECTIVE SEPTEMBER 1, 2016)

The Fund will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:

Fund                                                         RATE
--------------------------------------------------------------------------------
Real Assets Fund                                             [Redacted]





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